                        Strong Common Stock Fund, Inc.


                                  EXHIBIT 16


                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS

I.      AVERAGE ANNUAL TOTAL RETURN

        A.      Formula
                                                       _____
                        n                            n
                P(1 + T)  = ERV         or      T = \ /ERV/P - 1

Where:          P =     a hypothetical initial payment of $10,000

                T =     average annual total return

                n =     number of years

              ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated periods.

        B.      Calculation
                       _____
                     n
                T = \ /ERV/P - 1

                1.      One-year period 12-31-95 through 12-31-96
                                    _____________
                                  1
                        20.47% = \ /12,047/10,000 - 1

                2.      Five-year period 12-31-91 rough 12-31-96
                                    _____________
                                  5
                        19.14% = \ /24,002/10,000 - 1

                3.      Since inception 12-29-89 through 12-31-96
                                    _____________
                                  7
                        21.05% = \ /38,078/10,000 - 1


III.    TOTAL RETURN

        A.      Formula

                EV-IV
                -----
                 IV     =       TR

Where:          EV =    Value at the end of the period, including reinvestment
                        of all dividends and capital gains distributions

                IV = Initial value of hypothetical investment at the net asset value

                TR =    Total Return

        B.      Calculation

                EV-IV
                -----
                 IV     =       TR

                One-year period ended December 31, 1996

                        12,047 - 10,000
                        ---------------
                             10,000             =       20.47%